Exhibit 32

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KonaTel, Inc. (the “Registrant”) on Form 10-Q for the quarterly period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, D. Sean McEwen, President and Chief Executive Officer and Brian R. Riffle, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 10, 2021	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chairman, President and CEO

Date:	November 10, 2021	By:	/s/ Brian R. Riffle
Brian R. Riffle
Chief Financial Officer